Exhibit 99.1


MG
MACIAS GINI & COMPANY LLP

3000 S Street, Ste. 300
Sacramento, California 95816

915-928-4600 Phone
916-928-2755 Fax


August 15, 2005


Ramesh C. Trivedi, President & CEO
Charles J. Novak, CFO
Integrated Surgical Systems, Inc. and Subsidiaries
1850 Research Park Drive
Davis, Ca 95616

Dear Sirs:

Effective August 15, 2005, we can no longer service your account. We have come to this decision with great reluctance. We are resigning because we have a conflict of interest between you and our other clients.

We wish to remind you that we will not be performing any services for you after August 15, 2005, and that there may be tax returns, elections, or other compliance matters for which you are now responsible. We recommend that you immediately obtain a new accountant, and we will fully cooperate in providing information to your new accountant. In addition, we require the return of the written authorization below, signed by you, to release any information to your new accounting firm. Without your written authorization, we are prohibited by our professional code of conduct from disclosing or discussing confidential client matters with anyone outside our firm.

We appreciate the opportunity to have served you in previous years, and wish you success in your future pursuits.

Sincerely,

/s/  Jan Rosati

Jam Rosati
Partner


Authorization to release information to new accountant:

I authorize Macias, Gini & Company to respond fully to any inquiries from our successor accountant, ___________________ regarding my business tax or accounting records.



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